EXHIBIT 99.1



                 Information Relating to Southern Power Company

         Unless the context otherwise indicates, all references to the "Company," "Southern Power," "we," "us" or "our" herein refer to Southern Power Company.



                        SOUTHERN POWER COMPANY'S BUSINESS



         We are a wholly owned subsidiary of The Southern Company ("Southern"). We were formed to own, construct and acquire Southern's new competitive contract-based wholesale generation assets. Consequently, our business activities should not be subject to traditional state regulation, but are subject to regulation by the Federal Energy Regulatory Commission (the "FERC"). We will be the primary vehicle to develop Southern's position in this competitive contract-based wholesale generation market, with substantially all of our generating capacity committed under long-term, fixed-price power purchase agreements ("PPAs"), primarily with our affiliates.

         We are an electric utility company as defined under the Public Utility Holding Company Act of 1935, as amended (the "Holding Company Act"). We are subject to regulation under the Holding Company Act because we are a wholly owned subsidiary of Southern, a registered public utility holding company under the Holding Company Act.

         As a separate subsidiary in the Southern system, we provide the means by which Southern can own, construct and acquire new generation assets outside of the traditional rate-based state regulated generation structure. Substantially all of our operating or under construction generating facilities were acquired from affiliates within the Southern system. We intend to own and finance all of the new competitive contract-based wholesale generation assets to be built in the Southern system. Southern believes that this structure is most effective for pursuing generation opportunities in the competitive wholesale markets. This structure ensures a consistent approach to developing new wholesale generation and improves efficiency.

         We intend to own, construct and acquire generating facilities in the Super Southeast and to sell the output of our generating facilities under long-term, fixed-price capacity contracts to wholesale customers in this region. The Super Southeast includes the states in Southern's traditional service territory -- Alabama, Florida, Georgia and Mississippi. Our customers in these states are expected to be predominantly Alabama Power Company, Georgia Power Company, Gulf Power Company, Mississippi Power Company and Savannah Electric and Power Company (collectively, the "Operating Companies"), but will include unaffiliated third parties as well. The Super Southeast also consists of the surrounding states of Kentucky, Louisiana, North Carolina, South Carolina, Tennessee and Virginia. Although we will focus on the Super Southeast, we may also acquire or construct generating facilities outside of the Super Southeast or sell the output of our generating facilities to customers outside of the Super Southeast.

         As of June 1, 2002, we had 4,777 megawatts ("MW") of generating capacity in commercial operation or under construction. By the end of 2005, we expect to have approximately 6,600 MW of generating capacity in commercial operation. Currently, substantially all of our existing, under construction and planned generating capacity is committed under PPAs with the Operating

Companies, but also with municipalities and certain unaffiliated third parties (collectively, the "PPA Counterparties"). All of the PPA Counterparties are strong entities from either a credit or financial security perspective.

         Along with the Operating Companies, we are a member of and share in the benefits and obligations of the Southern system power pool (the "Southern Pool"). As a member of the Southern Pool our generating facilities located within Southern's service territory will be economically dispatched with the generating facilities of the Operating Companies to serve the members' aggregate load requirements. A member of the Southern Pool has the first call on its own generating resources, but if lower cost generation resources are available on the Southern system, a Southern Pool member has the right to purchase that lower variable cost energy to satisfy its obligations. As a member of the Southern Pool, we will also benefit from economies of scale, share geographic load diversity and maintain lower reserve levels than would be required on a stand-alone basis. The Southern Pool includes approximately 37,000 MW of generating capacity.

         For each of our generating facilities located in the service territory of an Operating Company, there will be an interconnection agreement to govern the interconnected operations of that facility with the transmission facilities of the appropriate Operating Company. Each Operating Company is interconnected to the transmission facilities of the other Operating Companies by means of high-voltage lines. Additionally, the Operating Companies have long-standing contracts with the principal neighboring utility systems relating to capacity exchanges, capacity purchases and sales, transfers of economy energy and other similar transactions. For the most part, such interchange transactions are now conducted under market-based tariff arrangements. We expect each generating facility located outside of the Operating Companies' service territory will have an interconnection agreement with the applicable transmission provider. Regardless of whether a facility is located in or outside of the service territory of an Operating Company, transmission service will need to be reserved across the applicable transmission systems to deliver power from each facility, which includes obtaining transmission service across each applicable Operating Company.

         In order to optimize efficiencies, we will utilize employees currently in the Southern system for our day-to-day operations at our generation facilities. For each of our generating facilities in an Operating Company's service territory, we intend for such Operating Company to provide operation and maintenance services at cost (in accordance with the Holding Company Act). There are or will be operation and maintenance contracts between us and the appropriate Operating Company for the facilities located in such Operating Company's service territory. Because Stanton A is located outside of the Operating Companies' service territory, Southern Company Services, Inc. ("SCS"), a subsidiary of Southern, will be responsible for the operation and maintenance of Stanton A. Additionally, under the terms of a services agreement, SCS will perform overall project management of the construction process of our generating facilities.

         The FERC has adopted standards of conduct that govern the relationship between SCS on behalf of the Operating Companies (as transmission provider) and its affiliated wholesale merchant functions, which includes us. Among other things, the standards of conduct prohibit employees of Southern's transmission function from providing preferential access to information about the Southern transmission system that is not publicly available to all users as posted on Southern's Open Access Same-Time Information System. Southern (and the Operating Companies) is also required to provide transmission service in a non-discriminatory and impartial manner to affiliates and non-affiliates alike.

         In September 2001, the FERC issued a notice of proposed rulemaking to revise the standards of conduct. Among other things, the proposed rule broadens the definition of an affiliate and may result in additional restrictions between the transmission provider and us. The FERC has received comments on the proposed rule. The FERC issued a follow-up white paper in April 2002, with comments due in June 2002. It is uncertain when the FERC will issue a final rule.

         In addition to these FERC rules, the applicable state public service commissions ("PSCs") may have affiliate rules in place that govern our interaction with an Operating Company (such as those pertaining to participation in a request for proposal).

Business Strategy

         Our strategy is to develop and acquire additional generating facilities to compete for and serve the demand in the Super Southeast market. To implement this strategy, we plan to:

         Derive at least 80% of operating cash flow under long-term, fixed price PPAs. We intend to have a significant portion of our existing, under construction and planned capacity committed under PPAs mostly with the Operating Companies, but also with certain third parties that are predominantly strong entities from either a credit or financial security perspective.

         Utilize the expertise of Southern affiliates in planning, designing, constructing, marketing, operating and maintaining generating facilities. All of our business currently is and is expected to be operated by Southern affiliates with participation of our management. To optimize efficiencies, we will utilize employees currently in the Southern system for our day-to-day operations at our generation facilities located in Southern's service territory. In 2001, the employees of Southern and its affiliates achieved a peak season Equivalent Forced Outage Rate of 2 percent, which was the lowest in Southern history. SCS will perform overall project management of the construction process of our generation facilities.

         Mitigate market price, fuel supply, fuel transportation and electric transmission risk. By negotiating long-term PPAs for substantially all of our existing, under construction and planned generating capacity, we have attempted to lessen our exposure to market risk. Additionally, we have negotiated the terms of most of our PPAs to insulate our company from significant fuel supply, fuel transportation and electric transmission risks, in most instances, by making such risks mostly the responsibility of the counterparties. We intend to continue this business practice.

         Focus on the Super Southeast for additional generation and wholesale marketing opportunities. We intend to focus primarily on the Super Southeast for additional generation opportunities. We believe the Super Southeast is a particularly attractive market because the existing and projected supply and demand for power in this region will require the construction of new generation facilities to meet expected increased customer demand. Additionally, the Southeast has a stable regulatory environment for electricity with regulators that recognize the need for reliable power supply.

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


         Expand our asset base to at least 6,600 MW in commercial operation by year-end 2005, with potential for further capacity additions thereafter. We intend to continue to expand our generation capacity. By the end of 2003, we expect to have approximately 4,777 MW of generating capacity in commercial operation. We expect to begin construction of Goat Rock 3, McIntosh 10 and McIntosh 11 in the last half of 2002 with scheduled completion dates in June 2005. The expected capacity of Goat Rock 3 is 615 MW and McIntosh 10 and McIntosh 11 is 1,240 MW. The addition of these three units will increase our capacity to over 6,600 MW. We will continue to evaluate opportunities to construct or acquire new generating facilities.

Competitive Strengths

         We believe that we are well positioned to implement our business strategy because of the following competitive strengths:

         Stable revenues under long-term, fixed-price PPAs. Substantially all of our existing, under construction or planned capacity is committed under long-term, fixed-price PPAs with initial terms of five to 25 years. These PPAs are predominantly with the Operating Companies who all maintain solid investment grade credit ratings. Additionally, our existing PPAs with the Operating Companies relating to generating facilities in operation or under construction have already been approved by the respective state PSCs as well as the FERC. Given these minimal credit and regulatory risks, we believe that the PPAs will provide us with relatively stable energy revenues.

         Mitigation of market price, fuel supply, fuel transportation and electric transmission risk. Through the terms of the PPAs, we have effectively mitigated our market price risks for substantially all our existing, under construction and planned generating capacity. Additionally, with respect to most of our PPAs, fuel supply, fuel transportation and electric transmission are, in most instances, the responsibilities of the counterparties. By structuring these provisions of the PPAs in this manner, we are effectively insulated from any significant fuel supply, fuel transportation and electric transmission risk during the terms of the PPAs.

         Relationship with Southern. Southern has been active in the Super Southeast wholesale market for years and has developed extensive marketing experience. Our management team is comprised of seasoned individuals from within the Southern system who have long-standing experience with generating facilities, power sales and dispatch, engineering, construction, market conditions and business development. Additionally, Southern has developed strong relationships in the Southeast energy market.

         Efficiencies relating to new generating facilities. To maximize experience and efficiencies, we will utilize employees currently in the Southern system for our day-to-day operations of our generation facilities. Our agreements with the Operating Companies and SCS will allow us to optimize their extensive knowledge, experience and proven track record in power plant and power systems operations. Additionally, all of our initial facilities will be new, state of the art, gas-fired generation using GE gas turbines. To reduce our exposure to operation and maintenance costs we have entered into long-term service agreements with GE for substantially all of our generating facilities. Under these services agreements, GE is obligated to cover the major maintenance of the GE equipment.

         Stable regulatory environment. The Super Southeast has a stable regulatory environment for electricity.

         Absence of electric restructuring legislation in Southern's service territory. No state legislature or regulatory authority within the Southern traditional service territory has adopted electric utility service restructuring.

         Stable regional demand. The Super Southeast has historically been a strong area for economic growth, and we believe that we will be able to benefit from future regional supply and demand patterns.

Our Existing Electric Generating Facilities

         Our electric generating facilities currently operating or under construction are:



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        Facility                 Location         Unit Type(1)            Total MW(2)           In-Service Date
---------------------------------------------------------------------------------------------------------------------
Dahlberg Units 1-10       Jackson County,         CT                      810                    May/June 2000
                          Georgia                                                                (Units 1-8)
                                                                                                 May 2001
                                                                                                 (Units 9 & 10)
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Wansley 6 and
Wansley 7 (3)             Heard County, Georgia   CC                    1,134                    June 2002
---------------------------------------------------------------------------------------------------------------------
Goat Rock 1               Lee County,
                          Alabama                 CC                      571                    June 2002
---------------------------------------------------------------------------------------------------------------------
Goat Rock 2               Lee County,             CC                      615                    June 2003
                          Alabama                                                                (scheduled)
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Harris 1                  Autauga County,         CC                      618                    June 2003
                          Alabama                                                                (scheduled)
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Harris 2                  Autauga County,         CC                      618                    June 2003
                          Alabama                                                                (scheduled)
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Stanton A                 Orlando, Florida        CC                      411(4)                 October 2003
                                                                                                 (scheduled)
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TOTAL                                                                     4,777
                                                                          =====
---------------------------------------------------------------------------------------------------------------------

(1) "CT" means combustion turbine and "CC" means combined-cycle.

(2) Total MW reflects designed output under rated conditions as specified by each facility's capacity test under its respective PPA. Dahlberg reflects its tested new and clean capacity while peak firing.

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

(3) We lease Wansley 6 and Wansley 7 from the Development Authority of Heard County and have the beneficial economic ownership. For a more detailed description of the ownership structure, see "-- Our Existing Electric Generating Facilities -- Wansley 6 and Wansley 7" below.

(4) Represents our sixty-five percent undivided ownership interest in Stanton A. For a more detailed description of the ownership structure, see "--Our Existing Electric Generating Facilities -- Stanton A" below.

Dahlberg

         Dahlberg is an 810 MW facility consisting of ten GE 7EA gas turbines located in Jackson County, near Athens, Georgia. Currently, all ten units are in service. The first eight units were completed in June 2000 under a turnkey contract with GE and the remaining two units were completed in May 2001. Georgia Power Company built Dahlberg to meet wholesale obligations under contracts with LG&E Energy Marketing, Inc. and Dynegy Power Marketing, Inc. ("Dynegy Power"), which have been assigned to us. On July 31, 2001, Georgia Power Company transferred the ten units to us and we financed such transfer using equity contributions and subordinated loans from Southern.

Wansley 6 and Wansley 7

         Wansley 6 and Wansley 7 are two new combined-cycle units that are adjacent to an existing coal-fired plant in Heard County, Georgia that is co-owned by Georgia Power Company, Oglethorpe Power Cooperative ("OPC"), Municipal Electric Authority of Georgia and the City of Dalton, Georgia. Wansley 6 and Wansley 7 have a total output of 1,134 MW. Construction began in August 2000. On January 22, 2002, Georgia Power Company transferred its interest in Wansley 6 and Wansley 7 to us. Wansley 6 and Wansley 7 went into commercial operation in June 2002.

         Each Wansley unit includes two GE 7FA gas turbines, two Vogt-NEM triple pressure HRSGs and a GE steam turbine. Dry low NOx burners are included in the gas turbines. Duct burners are provided for supplemental firing of the HRSGs to provide additional peaking capability. This configuration is collectively referred to as a "block." Each unit's summer peak capacity is 567 MW.

         We lease Wansley 6 and Wansley 7 from the Development Authority of Heard County for certain ad valorem tax abatement opportunities. The Development Authority of Heard County holds legal title to Wansley 6 and Wansley 7 but beneficial economic ownership remains with us during the term of this arrangement. We have the right to purchase Wansley 6 and Wansley 7 at any time and are required to do so at the end of the lease term in each case for a nominal amount from the Development Authority of Heard County.

Goat Rock 1 and Goat Rock 2

         Goat Rock 1 and Goat Rock 2 are part of a combined-cycle facility in Lee County, Alabama that will total 1,186 MW upon completion. Until June 30, 2001, Georgia Power Company and Alabama Power Company owned the plant site as tenants in common. As of June 30, 2001, Alabama Power Company transferred its interest in the plant site and related contracts to us and as of November 16, 2001, Georgia Power Company transferred its interest in the plant site and related contracts in such property to us. The site currently has one unit in commercial operation, a second unit under construction and a third unit is planned. The site is permitted and engineered to allow for a fourth unit. Goat

Rock 1 began construction in June 2000 and went into commercial operation in June 2002. Goat Rock 2 began construction in June 2001 with a scheduled completion date of June 2003.

         Goat Rock 1 is a natural gas-fired combined-cycle unit. It has two GE 7FA gas turbines, two Vogt-NEM triple pressure HRSGs and a GE steam turbine. Dry low NOx burners are included in the gas turbines. Duct burners are provided for supplemental firing of the HRSGs to provide additional peaking capability. The block's capacity is 571 MW peak firing under summer conditions.

         Goat Rock 2 will be a slightly larger natural gas-fired combined-cycle unit than Goat Rock 1. It will use two GE 7FA gas turbines, two Deltak triple pressure HRSGs and an Alstom steam turbine. Dry low NOx burners are also included in the gas turbines. Duct burners are provided for supplemental firing of the HRSGs to provide additional peaking capability. The block's expected capacity is 615 MW peak firing under summer conditions.

Harris 1 and Harris 2

         Harris 1 and Harris 2 are part of a combined-cycle facility in Autauga County, Alabama, approximately twenty miles northwest of Montgomery. Harris 1 and Harris 2 will total 1,236 MW upon completion. On June 30, 2001, Alabama Power Company transferred its interest in Harris to us. Both Harris 1 and Harris 2 began construction in June 2001 with an expected completion date of June 2003. Harris 1 and Harris 2 each have an expected summer peak output of 618 MW. Two additional units could be built at this site.

         Harris 1 and Harris 2 will each be comprised of two GE 7FA gas turbines, two Deltak triple pressure HRSGs and an Alstom steam turbine. Dry low NOx burners are included in the gas turbines. Duct burners are provided for supplemental firing of the HRSGs to provide additional peaking capability.

Stanton A

         Stanton A is a natural gas-fired combined-cycle generating facility in Orange County, Florida that will total 633 MW upon completion. Stanton A began construction in October 2001 with an expected completion date of October 2003. Stanton A is located within the existing Stanton Energy Center that is approximately 10 miles southeast of Orlando, Florida. Stanton Energy Center currently contains Stanton Units 1 and 2 that are existing coal-fired units owned by Orlando Utilities Commission ("OUC") that began operating commercially in 1987 and 1996, respectively. The Stanton Energy Center encompasses approximately 3,280 acres of land in eastern Orange County, Florida. Stanton A will be constructed on approximately 60 acres at the site.

         Stanton A will be comprised of two GE 7FA gas turbines, two Deltak triple pressure HRSGs and an Alstom steam turbine. Dry low NOx burners are also included in the gas turbines. Duct burners are provided for supplemental firing of the HRSGs to provide additional peaking capability. The gas turbines will be capable of burning both natural gas and No. 2 distillate oil. Stanton has an expected average annual capacity of 633 MW.

         We have a 65% interest in Stanton A through our wholly owned subsidiary Southern Company -- Florida LLC, a Delaware limited liability company authorized to do business in the State of Florida ("Southern Company -- Florida"). Stanton A is co-owned by Southern Company -- Florida, OUC, Florida Municipal Power Agency ("FMPA") and Kissimmee Utility Authority ("KUA") and each company's ownership interest is 65%, 28%, 3.5% and 3.5%, respectively. Each owner is entitled to the capacity and energy of Stanton A in proportion to its ownership interest.

Our Planned Electric Generating Facilities

         Our electric generating facilities that are planned but not yet under construction are:

-------------------------------------------------------------------------------------------------------------------
Facility(1)               Location                Unit Type               Total MW(2)             In-Service Date
-------------------------------------------------------------------------------------------------------------------
Goat Rock 3               Lee County,               CC                      615                   June 2005
                          Alabama                                                                 (scheduled)
-------------------------------------------------------------------------------------------------------------------

McIntosh 10 and           Effingham County,         CC                    1,240                   June 2005
McIntosh 11               Georgia                                                                 (scheduled)
-------------------------------------------------------------------------------------------------------------------
TOTAL                                                                     1,855
                                                                          =====
-------------------------------------------------------------------------------------------------------------------

(1) Goat Rock 3, McIntosh 10 and McIntosh 11 are in advanced stages of development as of the date hereof. The PPAs relating to these facilities are still subject to regulatory approval.

(2) Total MW reflects designed output under rated conditions as specified by each facility's capacity test under its respective PPA.

Goat Rock 3

         Goat Rock 3 will use a natural gas-fired combined-cycle block similar to Goat Rock 2. It will use two GE 7FA gas turbines, two Deltak triple pressure HRSGs and an Alstom steam turbine. Dry low NOx burners will also be included in the gas turbines. Duct burners will be provided for supplemental firing of the HRSGs to provide additional peaking capability. We anticipate to begin construction in the last half of 2002 with a scheduled completion date of June 2005. The block's expected capacity is 615 MW peak firing under summer conditions.

Mcintosh 10 and Mcintosh 11

         McIntosh 10 and McIntosh 11 will consist of two new combined-cycle units to be built adjacent to the existing Plant McIntosh Steam and Combustion Turbine Plant, located in Effingham County, Georgia near the city of Savannah, Georgia. McIntosh 10 and McIntosh 11 are expected to total 1,240 MW upon completion. Savannah Electric and Power Company owns a 165 MW coal unit and two combustion turbines located on this site. Georgia Power Company owns six combustion turbines currently located on this site. We anticipate to begin construction in the last half of 2002 with a scheduled completion date of June 2005.

         Each combined-cycle unit will include two GE 7FA gas turbines with dry low NOx burners, two Deltak triple pressure heat recovery steam generators and an Alstom steam turbine. Duct burners are provided for supplemental firing of the heat recovery steam generators to provide additional capacity. The gas turbines are also capable of running with power augmentation, providing additional peaking capacity. Each unit's expected capacity is 620 MW under summer peak conditions with supplemental firing and power augmentation. The gas turbines will be capable of burning both natural gas and No. 2 distillate oil.

Existing and Approved Power Purchase Agreements

         As described in the table below, we have entered into PPAs for substantially all of the capacity of our operating and under construction generating facilities. To the extent necessary, PPAs have received all required regulatory approvals from the FERC and all appropriate state regulatory bodies. All PPAs commence on each facility's in-service date, with the exception of Harris 2, for which there is a one-year lag, and Goat Rock 1 and Goat Rock 2, for which there is a one-year lag on a portion of the output. Forward sales contracts and bilateral agreements will be used during the lag periods.

         Our PPAs are with the PPA Counterparties. All of the PPA Counterparties are strong entities from either a credit or financial security perspective. Our PPAs with non-affiliated counterparties have a material adverse change clause that requires the posting of collateral or an acceptable substitute guarantee in the event that Standard & Poor's Ratings Services ("S&P") or Moody's Investors Service, Inc. ("Moody's") downgrades such counterparty to below investment grade.

         As a general matter, our existing PPAs provide that the PPA Counterparties are responsible for substantially all of the cost of fuel relating to the energy delivered under such PPA. To the extent a particular generating facility does not meet certain operational thresholds in a PPA, however, we may be responsible for a portion of the related fuel costs. With respect to fuel transportation risk, most of our PPAs provide that the PPA Counterparties are responsible for procuring and transporting the fuel to the particular generating facility. Fixed and variable operation and maintenance ("O&M") costs will be recovered either through capacity charges or other charges based on dollars per kilowatt year or dollars per megawatt hour. The PPAs give us the flexibility to supply power purchased from the Southern Pool or alternate sources rather than from our generating facilities if it is economical to do so. It is expected that the capacity payments in the PPAs will produce sufficient cash flow to pay debt service and provide an equity return.

         Most of our PPAs provide for fixed capacity sales from specific generating facilities. These obligations and counterparties are described below.

----------------------------------------------------------------------------------------------------------------

       Facility                Counterparty         Counterparty Rating(1)   MW(2)                End Date
----------------------------------------------------------------------------------------------------------------
Dahlberg Units 1-7       LG&E Energy Marketing,    A3/BBB+/BBB+               578                  12/31/04(4)
                         Inc.
----------------------------------------------------------------------------------------------------------------
Dahlberg Unit 8-10       Dynegy Power              Ba1/BBB-/BBB-(3)           225                   5/31/05(4)
----------------------------------------------------------------------------------------------------------------
Wansley 6 and Wansley 7  Georgia Power
                         Company                   A2/A/A+                    934                  12/31/09

                         Savannah Electric and     A2/A/NR                    200                  12/31/09
                         Power Company

----------------------------------------------------------------------------------------------------------------
Goat Rock 1              Georgia Power
                         Company                    A2/A/A+                   571(5)                5/31/10
----------------------------------------------------------------------------------------------------------------
Goat Rock 2              Georgia Power
                         Company                    A2/A/A+                   615(6)                5/31/11
----------------------------------------------------------------------------------------------------------------
Harris 1                 Alabama Power
                         Company                    A2/A/A                    618                   5/31/10
----------------------------------------------------------------------------------------------------------------
Harris 2                 Georgia Power
                         Company                    A2/A/A+                   618(7)                5/31/19
----------------------------------------------------------------------------------------------------------------
Stanton A                OUC                       Aa1/AA/AA                  329(8)               10/31/13

                         KUA                       A2/NR/A                     41(8)               10/31/13

                         FMPA                      A1/A+/A+                    41(8)               10/31/13
----------------------------------------------------------------------------------------------------------------

(1) Issuer and corporate rating of guarantor by Moody's/S&P/Fitch Ratings ("Fitch"), except as described in footnote 3 below.

(2) Total MW includes expected demonstrated capacity; the PPAs for the combined cycles allow for contracted capacity to be adjusted based upon actual capacity demonstrated.

(3) These are ratings on the senior unsecured debt of Dynegy, Inc. which is the guarantor for the PPAs associated with the Dahlberg Units 8-10. Dynegy, Inc. is currently under review for possible downgrade by Moody's and on CreditWatch with negative implications by S&P. The rating by Fitch is the implied senior unsecured rating and Dynegy, Inc. is currently on rating watch negative by Fitch.

(4) Capacity available after these contracts expire may be used to meet capacity needs under Requirements Service Agreements with Georgia Electric Membership Corporations signed in 2002 (see "-- Requirements Agreements" below).

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


(5) During the first year of expected operation 370 MW have been contracted for sale pursuant to this PPA, and most of the remaining capacity has been sold in the forward market.

(6) During the first year of expected operation 400 MW have been contracted for sale pursuant to this PPA.

(7) Contract does not begin until the second year of expected plant operation.

(8) Beginning in the sixth year of these PPAs, the counterparties collectively have the right to elect to reduce the amount of combined capacity they are purchasing in 25 MW or 50 MW increments per year in each of the sixth through tenth years, subject to a maximum reduction of 200 MW.

Power Purchase Agreements and Requirements Agreements Subject to Approval

Power Purchase Agreements

         During the first six months of 2002, we executed four additional PPAs whereby we will make capacity sales from our planned generating facilities. These sales obligations will begin in 2005. These PPAs are still subject to regulatory approval. These respective obligations and counterparties are described below:

---------------------------------------------------------------------------------------------------------------------

Facility            Counterparty              Counterparty Rating(1)    MW(2)          Beginning Date      End Date
---------------------------------------------------------------------------------------------------------------------
Goat Rock 3(3)      Dynegy Power and          Baa3/BBB/BBB(5)             615          6/1/05              5/31/30
                    Dynegy Marketing
                    & Trade(4)
---------------------------------------------------------------------------------------------------------------------
McIntosh 10         Georgia Power             A2/A/A+                   1,040          6/1/05              5/31/19
and McIntosh        Company
11(6)
                    Savannah Electric
                    and Power Company         A2/A/NR                     200          6/1/05              5/31/19

---------------------------------------------------------------------------------------------------------------------

(1)  Issuer and corporate rating of guarantor by Moody's/S&P/Fitch.

(2) Total MW includes contracted capacity; the PPAs allow for contracted capacity to be adjusted based upon actual capacity demonstrated at completion.

(3) We have the right to determine the generating resource to be used to supply capacity and energy under the new PPAs with Dynegy and expect to name Goat Rock 3 as this resource.

(4) Represents two PPAs. One between us and Dynegy Power and one among us, Dynegy Power and Dynegy Marketing & Trade.

(5) The guarantor for these PPAs is Dynegy Holdings, Inc., who is currently on review for possible downgrade by Moody's and on CreditWatch with negative implications by S&P. As a result of Dynegy Holdings, Inc.'s long term-senior unsecured indebtedness being rated Baa3 and its corporate credit rating being on review for possible downgrade by Moody's, Dynegy Power and Dynegy Marketing & Trade have provided us two one-year letters of credit totaling $50 million as security for their obligations. We can draw on the letters of credit in the event of (a) a default by Dynegy Power or Dynegy Marketing & Trade under the PPA or (b) Dynegy Power's or Dynegy Marketing & Trade's failure to renew the letters of credit 10 days prior to their expiration and Dynegy Holdings, Inc. (or other guarantor) is rated:

     (i) below investment grade by S&P or Moody's or BBB- and on negative CreditWatch by S&P or Baa3 on watch for possible downgrade by Moody's (if prior to January 1, 2006); or (ii) rated below investment grade by S&P or Moody's (if after December 31, 2005). The obligation to provide letters of credit becomes effective only if the credit rating of Dynegy Holdings, Inc. (or other guarantor) falls into the rating criteria outlined in (i) and
     (ii) above.

(6) Capacity for the new Georgia Power Company and Savannah Electric and Power Company PPAs is expected to be provided from McIntosh 10 and McIntosh 11.

Requirements Agreements

         Also during the first six months of 2002, we executed agreements to coordinate the existing generating resources and meet the load growth and resource-retirement capacity requirements ("Requirements Agreements") of eleven Georgia Electric Membership Corporations ("EMCs"). These Requirements Agreements are entered into pursuant to market-based tariff arrangements and are subject to filing and acceptance by the FERC. No state PSC approval is required. Under the terms of the agreements, both the loads and the resources of the EMCs will be integrated into the Southern Pool as obligations and resources of Southern Power.

         We forecast that the EMCs' load growth will be approximately 5% per year which would require us to provide 200 MW beginning in 2005 and increasing to 1,300 MW by 2012. We will fulfill the load requirements of the EMCs by utilizing the EMCs' entitlements to capacity resources owned by OPC and other capacity purchase contracts. We will secure additional capacity resources to meet load growth as needed. This additional capacity may be supplied from our existing resources as the current PPAs terminate, future construction or capacity purchases. Initially, the additional capacity requirements of the EMCs are expected to be most efficiently served from peaking-type resources, which could be served utilizing Dahlberg, if available. In addition, we have effectively mitigated our fuel costs and fuel transportation risks as well as the fixed and variable O&M costs throughout the terms of the Requirements Agreements.

         The Requirements Agreements also have a material adverse change clause that requires the posting of collateral if (i) S&P or Moody's downgrades such counterparty to below investment grade, or (ii) if not rated, the counterparty does not meet either of two financial covenant requirements including a minimum interest coverage test or minimum equity/capital requirement.

Southern Company Services Management of Construction

         Under the terms of a services agreement, SCS will oversee the construction process and perform overall project management of each generating facility. SCS will perform overall project management of the construction process with internal resources. SCS contracts directly for site work, pilings, concrete/underground, general erection, buildings, tank erection and transformer yard construction. These contractors may also utilize subcontractors for portions of their work.

         In order to achieve economies of scale, most of our new energy generating facilities which we construct will utilize a standardized design. The power block areas for the various facilities will be similar in size and layout. This reduces costs related to engineering, procurement, construction, parts inventory and maintenance.

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


Fuel Procurement

Fuel Supply

         As a general matter, our existing PPAs provide that the PPA Counterparties are responsible for substantially all of the cost of fuel relating to the energy delivered under such PPA. To the extent a particular generating facility does not meet certain operational thresholds in a PPA, however, we may be responsible for a portion of the related fuel costs. In addition, SCS has a 20-year master storage contract with Petal Gas Storage Company which will provide Dahlberg, Wansley 6 and Wansley 7, Goat Rock 1, Goat Rock 2, Goat Rock 3, Harris 1 and Harris 2 with natural gas capacity and withdrawal rights for up to ten days of emergency fuel should gas supply interruptions occur.

Fuel Transportation

         SCS has entered into fuel transportation agreements as agent for the Operating Companies for gas transportation service under the PPAs with the Operating Companies. Gas transportation service for Dahlberg is acquired on a seasonal or daily interruptible basis from existing Transcontinental Gas Pipeline ("Transco") pipeline capacity. Dahlberg has oil backup for gas supply interruptions. Goat Rock 1, Goat Rock 2, Harris 1 and Harris 2 will obtain fuel transportation through firm transportation agreements with Southern Natural Gas Company, a subsidiary of the El Paso Corporation. For Wansley 6 and Wansley 7, SCS has a firm transportation agreement in place with the Transco. Each of these firm transportation agreements has a term of fifteen years. OUC is responsible for arranging and acquiring all natural gas for Stanton A. In that regard, OUC has entered into a 20-year firm transportation agreement with Florida Gas Transmission Company for service to Stanton A.

Operation and Maintenance

         As each new facility in an Operating Company service area enters into service, we intend for an Operating Company to provide O&M services at cost in accordance with the Holding Company Act. SCS may provide O&M services for facilities outside the Operating Companies' service territory. There will be an O&M contract between us and the appropriate Operating Company for the facilities located in such Operating Company's service territory, which has been approved by the Securities and Exchange Commission (the "SEC"). SCS may provide certain services on behalf of the Operating Company. The O&M responsibilities for our operating or for under construction generating facilities are as follows:

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


-----------------------------------------------------------------

Dahlberg                                 Georgia Power Company
-----------------------------------------------------------------
Wansley                                  Georgia Power Company
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Goat Rock 1 and Goat Rock 2              Georgia Power Company
-----------------------------------------------------------------
Harris 1 and Harris 2                    Alabama Power Company
-----------------------------------------------------------------
Stanton A                                SCS
-----------------------------------------------------------------

         In order to control O&M costs, we executed Long-Term Service Agreements ("LTSAs") with GE to cover the major maintenance of major GE equipment at each of the facilities. Under the LTSAs, GE provides a number of significant services, including the procurement of initial spares and specified parts, scheduled and unscheduled maintenance services and an on-site technical advisor. The LTSAs have a fixed major maintenance cost on the equipment. Payments for maintenance costs under the LTSAs will be levelized over a period of 96,000 fired operating hours even though accounting recognition of the costs will occur as the work is actually performed. Under each LTSA, all major maintenance will be performed at intervals that are consistent with the published recommendations of GE. Furthermore, the LTSAs will control our costs by providing predictable escalators and outage planning and management, reducing inventory and carrying cost associated with major parts, and by reducing maintenance staffing levels over the life of the agreements. We and the O&M provider will continue to be responsible for O&M for all equipment not manufactured by GE or not covered by the LTSA.

Transmission and Interconnection

         For each facility located in the service territory of an Operating Company, we will have an Interconnection Agreement with the applicable Operating Company to govern the interconnected operation of each facility with the transmission facilities of such Operating Company. The Interconnection Agreements are expected to have 40-year terms. Interconnection Agreements require approval by the FERC. We currently have Interconnection Agreements with Georgia Power Company for Dahlberg, Wansley and Goat Rock 1 that have been approved by the FERC. The FERC recently conditionally accepted for filing the Interconnection Agreement for Goat Rock 2. We will also have an Interconnection Agreement with the applicable transmission provider for each facility located outside of the Operating Companies' service territory. For Stanton A there is an Interconnection Agreement with OUC.

         The FERC recently issued a notice of proposed rulemaking to standardize the interconnection process, terms and conditions of interconnection agreements and certain cost issues. Depending on when the FERC issues its final rule, the interconnection agreements for the other facilities may be subject to the new rule. The FERC currently requires the interconnecting generator to pay for the cost of any upgrades in the transmission network for reliability and stability purposes resulting from the interconnection; however, the FERC requires the transmitting utility with which the new generator is interconnected to provide a credit against the cost of future transmission service of the output from the facility in the amount of such network upgrades the generator has paid.

         Each Operating Company is interconnected with the transmission facilities of the other Operating Companies and Southern Electric Generating Company, a subsidiary of Alabama Power Company and Georgia Power Company, by means of high-voltage lines. Operating contracts set forth arrangements between the Operating Company and principal neighboring utility systems relating to capacity exchanges, capacity purchases and sales, transfers of energy and other similar transactions. Additionally, the Operating Companies have entered into voluntary reliability agreements with the subsidiaries of Entergy Corporation, Florida Electric Power Coordinating Group, Tennessee Valley Authority, Carolina Power & Light Company, Duke Energy Corporation, Southern Carolina Electric Gas Company and Virginia Electric and Power Company, each of which provides for the establishment and periodic review of principles and procedures for planning and operating generation and transmission facilities, maintenance schedules, load retention programs, emergency operations and other matters affecting the reliability of bulk power supply. The Operating Companies have joined with other utilities in the Southeast (including those referred to above) to form the Southeast Electric Reliability Council ("SERC") to augment further the reliability and adequacy of bulk power supply. The Operating Companies are represented on the National Electric Reliability Council through SERC.

         In addition to interconnection of the generating facilities to the transmission systems of the Operating Companies and other non-affiliated utilities, transmission capacity over the applicable transmission system must be reserved so that the generator output can be delivered. All of our existing PPAs place this responsibility on the PPA Counterparty.

         In December 1999, the FERC issued its final rule on RTOs. The order encouraged utilities owning transmission systems to form RTOs on a voluntary basis. Southern has submitted a series of status reports informing the FERC of progress toward the development of a Southeastern RTO. In these status reports, Southern has explained that it is developing a for-profit RTO known as SeTrans with a number of non-jurisdictional cooperative and public power entities. In addition, the FERC jurisdictional entities of Entergy Corporation and Cleco Power recently joined the SeTrans development process. In January 2002, the sponsors of SeTrans held a public meeting to form a Stakeholder Advisory Committee, which will participate in the development of the RTO. On April 25, 2002, the Stakeholder Advisory Committee met and selected the final four candidates that will be considered for the SeTrans ISA. Southern continues to work with the sponsors to develop the SeTrans RTO.

Intercompany Interchange Contract

         The Intercompany Interchange Contract ("IIC") among the Operating Companies and us is an arrangement on file with the FERC that provides for the coordinated operation of the Southern Pool. Participants in the Southern Pool enjoy economies of scale, share geographic load diversity and maintain lower reserve levels than would be required on a stand-along basis. The IIC provides that Southern Pool members share the benefits and obligations of pooled operation, including equalization of capacity reserves.

         Our PPAs constitute our load, and we are responsible for committing to the Southern Pool operations our integrated capacity resources (including appropriate reserves) installed to serve those PPAs. We are able to buy and sell temporary shortages or surpluses of energy, enjoy the benefit of shared reserves, and our supply obligations will be served out of the Southern Pool under economic dispatch. If we are unable to generate sufficient energy to meet our obligations, we can buy power from the Southern Pool at the marginal energy cost.

         Under the IIC, a Southern Pool member has first call on its own generating resources, but if cheaper sources of generation are available on the system, a Southern Pool member has the right to purchase that lower variable cost energy to satisfy its higher, fixed-price obligations.

         The IIC has been approved by the FERC.

Regulation

Federal Power Act

         The Federal Power Act gives the FERC exclusive rate-making jurisdiction over wholesale sales of electricity in interstate commerce. Pursuant to the Federal Power Act, all public utilities subject to the FERC's jurisdiction are required to file rate schedules with the FERC with respect to wholesale sales or transmission of electricity. Because we sell power in the wholesale markets, we are deemed to be a public utility for purposes of the Federal Power Act and are required to obtain the FERC's acceptance of our rate schedules (e.g. PPAs) for wholesale sales of electricity. We have received authorization from the FERC to sell energy at market-based rates. Such authority to sell power at market-based rates contemplates pricing for wholesale energy sales based upon arms-length bargaining and market transactions, thereby permitting the opportunity to earn entrepreneurial returns and minimizing rate setting uncertainty and administrative cost. The FERC is also authorized to order refunds if it finds that market-based rates are unreasonable.

         The FERC is undertaking an industry-wide effort to reserve the right to suspend market-based rate authority on a retroactive basis if it is subsequently determined that we or any of our affiliates exercised market power. If the FERC were to suspend our market-based rate authority, it would likely be necessary to obtain the FERC's acceptance of rate schedules on a cost justified basis. In addition, the loss of market-based rate authority would subject us to the accounting, record-keeping and reporting requirements that are imposed on public utilities with cost-based rate schedules.

         The nature of regulation of the electric power industry is such that changes in regulatory policies that affect us may occur. For example, in order to retain market-based rate authority, every three years an entity granted market-based rate authority must conduct analyses prescribed by the FERC to demonstrate that the utility does not have market power. The FERC has indicated that it may revise these required analyses required to support market-based rate authority. The FERC's acceptance of many of our PPAs as market-based rate schedules is based upon these analyses demonstrating a lack of market power. If the analyses are changed, it may be more difficult to demonstrate a lack of market power from which we presently have received a waiver. We are required, however, to submit quarterly reports to the FERC listing specific transactional data for sales from the prior quarter.

         Our market-based rate authority does not extend to wholesale sales to affiliates. To date, all such PPAs with the Operating Companies have resulted from our selection through a competitive bidding process supervised by the appropriate state PSCs. The FERC has accepted those PPAs as market-based transactions based upon its finding that the rates are competitive with those offered by competing suppliers.

Holding Company Act

         We are subject to regulation under the Holding Company Act as a wholly owned subsidiary of Southern, which is a registered public utility holding company. Under the restrictions of the Holding Company Act, we cannot issue debt or equity securities or guarantees without the approval of the SEC. We currently have approval to issue up to an aggregate amount of $2.5 billion of commercial paper, preferred securities, long and short-term debt and other equity issuances. Southern currently has approval to fund our development and growth up to an aggregate amount not to exceed $1.7 billion. Under the Holding Company Act, generally, we can invest only in traditional electric and gas utility businesses and related businesses. Our investments in exempt wholesale generators and foreign utility companies, as defined in the Holding Company Act, are limited by the authority granted to us for securities issuances and Southern's authority to fund our development and growth. The acquisition of the voting stock of other gas or electric utilities is subject to prior SEC approval. In addition, the Holding Company Act requires that all of a registered holding company's utility subsidiaries constitute a single system that can be operated in an efficient, coordinated manner. This does not extend, however, to exempt wholesale generators or foreign utilities companies which are excluded from the definition of an electric utility company and public utility company, respectively, under the Holding Company Act. The Holding Company Act also imposes restrictions on transactions among affiliates.

State Utility Regulation

         We will sell electric energy exclusively for resale in interstate commerce subject to regulation by the FERC. Therefore, state PSC will not have traditional utility-type regulatory authority over our rates. However, the respective state PSCs do have broad powers of supervision and regulation over the Operating Companies and, therefore, can oversee aspects of transactions between the Operating Companies and us. Georgia PSC approval is still required for the PPAs executed in 2002, but the balance of the PPAs with the Operating Companies have been approved by the appropriate state PSC. Power generation construction and operation will be subject to state and local licensing and permitting laws, as well as environmental regulation.

Environmental Regulation

         Our operations are subject to federal, state and local environmental requirements which, among other things, regulate air emissions, water discharges and the management of hazardous and solid waste in order to adequately protect the environment. We expect to comply with such requirements, which generally are becoming increasingly stringent, through technical improvements, the use of appropriate fuels, addition of environmental control facilities, changes in control techniques and, if necessary, reduction of the operating levels of generating facilities.

         Clean Air Act programs such as Title IV (acid rain), attainment of the National Ambient Air Quality Standards for various non-attainment areas (to include Atlanta and Birmingham), the regional nitrogen oxide "SIP Call" intended to reduce nitrogen oxide emissions in certain regions of the Southeastern and Midwestern United States, Compliance Assurance Monitoring and the development of an emissions control program for Hazardous Air Pollutants all are in various stages of development and/or implementation by both the regulatory agencies and the regulated community. Depending upon the location of our generating facilities and the stage of development of implementation of these Clean Air Act requirements, it is possible that these and other environmental compliance requirements could result in high costs to us. To a large extent, the final cost of these programs will not be able to be determined until the results of legal challenges to these program are known and/or state regulations implementing the programs are developed.

         The EPA and state environmental regulatory agencies are also reviewing and evaluating various other matters including: control strategies to reduce regional haze; limits on pollutant discharges to impaired waters; cooling water intake restrictions; and hazardous waste disposal requirements. The impact of any new standards will depend on the development and implementation of applicable regulations.

         Several major pieces of environmental legislation are periodically considered for reauthorization or amendment by Congress. These include: the Clean Air Act; the Clean Water Act; the Comprehensive Environmental Response, Compensation and Liability Act; and the Endangered Species Act. Changes to these laws could affect many areas of our operations.

         Compliance with possible additional legislation related to global climate change, electromagnetic fields and other environmental and health concerns could significantly affect us. The impact of new legislation, if any, will depend on the subsequent development and implementation of applicable regulations. In addition, the potential exists for liability as a result of lawsuits alleging damages caused by electromagnetic fields.

         We are unable to predict at this time what additional steps we may be required to take as a result of the implementation of existing or future quality control requirements for air, water and hazardous or toxic materials, but such steps could adversely affect operations and result in substantial additional costs. Failure to comply with such requirements could result in the complete shutdown of individual facilities not in compliance as well as the imposition of civil and criminal penalties.

Employees

         Currently, we do not have any employees. Employees of SCS, in coordination with our management who are also employees of SCS, currently run our day-to-day operations.

Litigation

         Although we are not currently involved in any litigation, from time to time, we may be a party to various legal proceedings that arise in the ordinary course of business.

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